CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 34 to the Registration Statement of Franklin Strategic Series on Form N-1A (File No. 33-39088) of our report dated June 4, 1998 on our audit of the financial statements and financial highlights of Franklin Strategic Series, which report is included in the Annual Report to Shareholders for the year ended April 30, 1998 filed with the Securities and Exchange Commission pursuant to section 30(d) of the Investment Company Act of 1940, which is incorporated by reference in the Registration Statement.


                              /s/PricewaterhouseCoopers LLP
                                 PricewaterhouseCoopers LLP




San Francisco, California
April 28, 1999